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                                                                  EXHIBIT 10.35


                              EMPLOYMENT AGREEMENT


         This agreement (the "Agreement") is made and entered into as of March 5, 1996 by and between International Wire Group, Inc. ("Employer") and Robert
C. Kozlowski ("Employee").

                             W I T N E S S E T H :

         WHEREAS, Employer is an indirect wholly-owned subsidiary of International Wire Holding Company ("International").

         WHEREAS, Employer desires to engage the services of Employee upon the terms set forth herein; and

         WHEREAS, Employee desires to be employed by Employer and to appropriately memorialize the terms and conditions of such employment.

         NOW, THEREFORE, Employee and Employer, in consideration of the agreements, covenants and conditions herein, hereby agree as follows:

         1.     BASIC EMPLOYMENT PROVISIONS.

                (a) Employment and Term. Employer hereby agrees to employ Employee (hereinafter referred to as the "Employment") as Executive Vice President of the Wire Division of Employer (the "Position"), and Employee agrees to be employed by Employer in such Position, for a period of thirty-six (36) months ending on the 4th day of March, 1998 (the "Termination Date"), unless terminated earlier as provided herein (the "Employment Period").

                (b) Duties. Employee in the Position shall be subject to the direction and supervision of the Chief Executive Officer of Employer or his designee (the "CEO") and shall have those duties and responsibilities which are assigned to him during the Employment Period by the CEO consistent with the Position, provided that the CEO shall not assign any greater duties or responsibilities to the Employee than are necessary for the Employee's faithful and adequate performance of the duties and responsibilities assigned. The parties expressly acknowledge that the Employee shall devote all of Employee's business time and attention to the transaction of the Employer's businesses as is reasonably necessary to discharge Employee's responsibilities hereunder. Employee agrees to perform faithfully the duties assigned to the best of Employee's ability.

         2.     COMPENSATION & BENEFITS.

                (a) Salary. Employer shall pay to Employee during the Employment Period a salary as basic compensation for the services to be rendered by Employee hereunder. The initial amount of such basic compensation shall be One Hundred Ninety Thousand Dollars


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         ($190,000) per year. Such salary shall be reviewed from time to time by the CEO of the Employer and may be increased in the CEO's sole discretion. Such salary shall accrue and be payable in accordance with the payroll practices of Employer in effect from time to time. All such payments shall be subject to deduction and withholding authorized or required by applicable law.

                (b) Bonus. During the Employment Period, Employee shall be eligible to receive an annual bonus (payable by the Employer) in an amount to be determined by the CEO of Employer, in the CEO's sole discretion, of up to thirty-fifty percent (35%) of Employee's annual basic compensation as set forth above in accordance with the Executive Incentive Compensation Plan.

                (c) Benefits. During the Employment Period, Employee shall be entitled to such other benefits as are determined by the CEO, including without limitation, group life, hospitalization and other insurance and paid vacations.

                (d) Auto Allowance. Employer shall pay Employee an auto allowance in an amount sufficient so that, after the effect of federal and state income taxes, Employee shall net Five Hundred Dollars ($500) per month.

                (e) Tax Preparation and Executive Physical. Employer will be responsible annually for the reasonable cost of income tax preparation and an executive physical examination.

                (f) Other. Employer shall provide Employee such other group insurance and retirement benefits similar to other employees at Vice President level.

         3.     TERMINATION.

                (a) Death or Disability. This Agreement shall terminate automatically upon the death or total disability of Employee. For the purpose of this Agreement "total disability" shall be deemed to have occurred if Employee shall have been unable to perform the assigned duties due to mental or physical incapacity for a period of three (3) consecutive months or for any sixty (60) working days out of a six (6) month consecutive period.

                (b) Cause. Employer may terminate the employment of Employee under this Agreement for Cause. For the purpose of this Agreement, "Cause" shall be deemed to be fraud, dishonesty, competition with Employer, unauthorized use of any of Employer's trade secrets or confidential information or failure to properly perform the duties assigned to Employee, in the reasonable judgment of Employer.

                (c) Without Cause. Employer may terminate the employment of Employee under this Agreement without Cause, subject to the continuing rights of Employee pursuant to Section 4(c) below.



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         4.     COMPENSATION UPON TERMINATION.

                (a) Death or Disability. If the Employment Period is terminated pursuant to the provisions of Section 3(a) above, this Agreement shall terminate, and no further compensation shall be payable to Employee except that Employee or Employee's estate, heirs or beneficiaries, as applicable, shall be entitled, in addition to any other benefits specifically provided to them or Employee under any benefit plan, to receive Employee's then current salary for a period of twelve (12) months from the date the Employment Period terminates.

                (b) Termination for Cause or Voluntary Termination by Employee. If the employment of Employee under this Agreement is terminated for Cause or if Employee voluntarily terminates Employee's employment, no further compensation shall be paid to Employee after the date of termination.

                (c) Termination Without Cause. If the employment of Employee under this Agreement is terminated pursuant to Section 3(c) above, Employee shall be entitled to continue to receive from Employer the then current basic compensation hereunder [which shall not be less than the amount specified in the second sentence of Section 2(a) above] for a period of three hundred sixty-five (365) days or until the Termination Date, whichever is a shorter period, such amount to continue to be paid in accordance with the payroll practices of Employer, and shall further be entitled to continue to receive the benefits to which Employee would otherwise be entitled pursuant to
         Section 2(c) above but to no other benefits.

         5. EXPENSE REIMBURSEMENT. Upon submission of properly documented expense account reports, Employer shall reimburse Employee for all reasonable travel and entertainment expenses incurred by Employee in the course of his employment with Employer.

         6. ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto except that this Agreement and all of the provisions hereof may be assigned by Employer to any successor to all or substantially all of its assets (by merger or otherwise) and may otherwise be assigned upon the prior written consent of Employee.

         7.     CONFIDENTIAL INFORMATION.

                (a) Non-Disclosure. During the Employment Period or at any time thereafter, irrespective of the time, manner or cause of the termination of this Agreement, Employee will not directly or indirectly reveal, divulge, disclose or communicate to any person or entity, other than authorized officers, directors and employees of the Employer, in any manner whatsoever, any Confidential Information (as hereinafter defined) of Employer without the prior written consent of the CEO.


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                (b) Definition. As used herein, "Confidential Information"
         means information disclosed to or known by Employee as a direct or indirect consequence of or through the Employment about Employer or its respective businesses, products and practices which information is not generally known in the business in which Employer is or may be engaged. However, Confidential Information shall not include under any circumstances any information with respect to the foregoing matters which is (i) available to the public from a source other than Employee, (ii) released in writing by Employer to the public or to persons who are not under a similar obligation of confidentiality to Employer and who are not parties to this Agreement, (iii) obtained by Employee from a third party not under a similar obligation of confidentiality to Employer, (iv) required to be disclosed by any court process or any government or agency or department of any government, or (v) the subject of a written waiver executed by Employer for the benefit of Employee.

                (c) Return of Property. Upon termination of the Employment, Employee will surrender to Employer all Confidential Information, including without limitation, all lists, charts, schedules, reports, financial statements, books and records of the Employer, and all copies thereof, and all other property belonging to the Employer shall be accorded reasonable access to such Confidential Information subsequent to the Employment Period for any proper purpose as determined in the reasonable judgment of Employer.

         8.     AGREEMENT NOT TO COMPETE.

                (a)   Employee agrees:

                      (i) To give the Chief Executive Officer of Employer
                thirty (30) days' written advance notice of voluntary termination of employment with Employer. Such notice shall include Employee's future employment or self-employment intentions, and identification of the prospective employer and of the general nature of the prospective employment or self-employment, if known. Employer shall continue to pay the then-current salary to Employee until the end of such notice period.

                      (ii) To participate in an exit interview conducted by a
                member of the personnel department of Employer and/or by a representative of Employer, at the time of or prior to the termination of employment with Employer.

                      (iii) That for two (2) years following the termination of
                employment with Employer, Employee shall promptly notify Employer of any change in the identification of Employee's employer or the nature of such employment or of self-employment.

                      (iv) That, subject to the conditions hereinafter stated,
                Employee will not, within two (2) years after leaving the employ of Employer, engage or enter into employment by, or into self-employment or gainful occupation as, a Competing Business, or act directly or indirectly as an advisor, consultant, sales agent or broker for a Competing Business. As used herein, "Competing Business" means a business which is engaged in the manufacture, sale or other disposition of a product or service or has under



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                development a product or service which is in direct competition with a product or service, whether existing or under development, of the Employer. Employee acknowledges that Employer does not have an adequate remedy at law in the event Employee violates this provision and, therefor, Employee agrees that in such an event, Employer shall be entitled to seek equitable relief, including but not limited to injunctive relieve and to withhold all payments due to Employee hereunder pending a judicial determination of whether Employee has violated this Agreement.

                      (v) The terms of 8(a)(i) - 8(a)(iv) shall apply whether
                the termination is voluntary or involuntary for whatever reason.

                (b)   Employer agrees:

                      (i) That within fifteen (15) business days after
                receiving identification of the prospective employer, the nature of the employment or self-employment pursuant to Paragraph 8(a)(i) above, or any change therein pursuant to Paragraph 8(a)(iii) above, Employer will advise Employee as to whether such employment constitutes a Competing Business as defined in Paragraph 8(a)(iv) above.

                      (ii) In the event Employer advises Employee that such
                employment constitutes a Competing Business, to forward to Employee at the end of each of the twenty-four (24) successive calendar months following the month in which employment by Employer terminates, a check in the amount equal to the full monthly basic compensation of Employee (exclusive of extra compensation of any kind) as of the date of employment termination. If notice is received pursuant to Paragraph 8(a)(iii) and the Employer advises Employee that such employment constitutes a Competing Business, the aforementioned monthly checks shall be forwarded for the remaining number of the aforesaid twenty-four (24) successive calendar months. Provided, however, that all payments due under this Paragraph 8(b)(ii) shall not be required during any periods that Employee is receiving payments under either Paragraphs 4(a) or 4(c).

         9. WAIVER OF AGREEMENT NOT TO COMPETE. The Employer, based on the facts revealed to it by the Employee regarding the new employment, and in its discretion, upon written notification to Employee, may at any time waive or elect not to enforce the provisions of Paragraph 8(a)(iv), in which event the obligations of Paragraph 3(b) above shall thereafter not apply.

         10. AGREEMENT NOT TO SOLICIT EMPLOYEES. Employee agrees that, for a period of two (2) years following the termination of the Employment Period, Employee shall not, for himself or on behalf of any business engaged in a business competitive with Employer, solicit or induce, or in any manner attempt to solicit or induce, either directly or indirectly, any person employed by, or any agent of, Employer to terminate such employment or agency, as the case may be, with Employer. In the event of violation hereof, Employer may terminate any payments due to Employee hereunder.

         11. NO VIOLATION. Employee hereby represents and warrants to Employer that neither the execution, delivery and performance of this Agreement nor the passage of time, or both, will conflict


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with, result in a default, right to accelerate or loss of rights under any provision of any agreement or understanding to which the Employee or, to the best knowledge of Employee, any of Employee's affiliates are a party or by which Employee, or to the best knowledge of Employee, Employee's affiliates may be bound or affected.

         12. CAPTIONS. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way affect, limit or amplify the provisions hereof.

         13. NOTICES. All notices required or permitted to be given hereunder shall be in writing and shall be deemed delivered, whether or not actually received, two days after being deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the party to whom notice is being given at the specified address or at such other address as such party may designate by notice:

         Employer:           International Wire Group, Inc.
                             101 South Hanley Road
                             St. Louis, Missouri 63105
                             Attn:  Chief Executive Officer

         Employee:           Robert C. Kozlowski
                             4555 South 890 East
                             Wolcottville, Indiana 46795

         14. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provisions shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance of this Agreement. In lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         15. ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. This Agreement may be amended in whole or in part only by an instrument in writing setting forth the particulars of such amendment and duly executed by an officer of Employer expressly authorized by the CEO to do so and by Employee.

         16. WAIVER. No delay or omission by any party hereto to exercise any right or power hereunder shall impair such right or power to be construed as a waiver thereof. A waiver by any of the parties hereto of any of the covenants to be performed by any other party or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained. Except as otherwise expressly set forth herein, all remedies provided for in this



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Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to any party at law, in equity or otherwise.

         17. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement.

         18. GOVERNING LAW. This Agreement shall be construed and enforced according to the laws of the state of Missouri.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

EMPLOYER:                               EMPLOYEE:

INTERNATIONAL WIRE GROUP, INC.



By /s/ JAMES N. MILLS                   /s/ ROBERT C. KOZLOWSKI
  ------------------------------        -----------------------------
    James N. Mills, Chairman            Robert C. Kozlowski





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                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT


         This Amendment (the "Amendment") is made and entered into as of this 6th day of May, 1996 by and between International Wire Group, Inc. ("Employer") and Robert C. Kozlowski ("Employee") and amends that certain Employment Agreement made and entered into as of May 5, 1996 (the "Agreement").

                             W I T N E S S E T H :

         WHEREAS, Employer and Employee have previously entered into the Agreement which contained a typographical error; and

         WHEREAS, Employer and Employee desire to correct the typographical error in the Agreement by this Amendment.

         NOW THEREFORE, Employer and Employee in consideration of the need to correct the Agreement do hereby agree as follows:

         1. That the reference in the last line of Section 9 found on Page 5 of the Agreement is hereby amended to refer to Paragraph 8(b) rather than to Paragraph 3(b).

         Other than the above correction, the Agreement shall remain in full force and effect without modification or change.

         IN WITNESS WHEREOF, the parties have hereunto executed this Amendment to the Agreement as of the date first above written.



EMPLOYER:                               EMPLOYEE:

INTERNATIONAL WIRE GROUP, INC.



By /s/ JAMES N. MILLS                   /s/ ROBERT C. KOZLOWSKI
  ------------------------------        -----------------------------
    James N. Mills, Chairman            Robert C. Kozlowski